Exhibit 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. CENTRAL TIME ON JANUARY 23, 2018 (THE “EXPIRATION DATE”).

J-___	January 23, 2013

OPEXA THERAPEUTICS, INC.

SERIES J WARRANT TO PURCHASE SHARES
OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

For VALUE RECEIVED, ________________ (“Warrantholder”) is entitled to purchase, subject to the provisions of this Series J Warrant (this “Warrant”), from Opexa Therapeutics, Inc., a Texas corporation (“Company”), at any time after the date hereof (the “Initial Exercise Date”) and not later than 5:00 P.M., Central time, on the Expiration Date (as defined above), at an exercise price per share equal to $1.24 (the exercise price in effect being herein called the “Warrant Price”),  ________________________ (______) shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”).  The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

1.   Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

2.   Transfers. This Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration.  Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee (who shall thereafter be the Warrantholder hereunder) and the surrendered Warrant shall be canceled by the Company.

3.   Exercise of Warrant.

(a)   Subject to the provisions hereof, including Section 3(c), the Warrantholder may exercise this Warrant, in whole or in part, at any time after the Initial Exercise Date and prior to 5:00 p.m. Central Time on the Expiration Date upon (i) written notice, in the form attached hereto as APPENDIX A (the “Exercise Notice”), of the Warrantholder’s election to exercise this Warrant, and (ii) payment by cash, certified check or wire transfer of funds, or pursuant to a cashless exercise pursuant to Section 3(b) below, of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder).  The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which the Warrant Price shall have been paid and the completed Exercise Notice shall have been delivered.  The Warrantholder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Notice.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised.  As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in Houston, Texas are open for the general transaction of business.  The Warrantholder’s acceptance of this Warrant as well as each exercise hereof shall each constitute the affirmation by the Warrantholder that the representations and warranties contained in APPENDIX B attached hereto are true and correct in all material respects with respect to the Warrantholder as of the time of such acceptance and as of the time of each exercise.  The Warrantholder shall promptly physically surrender this Warrant to the Company in the event the Warrant is exercised.  The Warrantholder and the Company shall maintain records showing the amount exercised and the dates of such exercise.  The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provision of this paragraph, following exercise of a portion of the Warrant, the number of Warrant Shares of this Warrant may be less than the amount stated on the face hereof.

(b)   Subject to the provisions hereof, the Warrantholder may effect one or more cashless exercises by surrendering Warrants to the Company and giving written notice that the Warrantholder wishes to effect a cashless exercise by surrendering some Warrants without exercise, upon which the Company shall issue, or cause to be issued, to the Warrantholder up to the number of Warrant Shares determined as follows:

X        =Y x (A-B)/A

where:

X        =      the maximum number of Warrant Shares that may be issued to the Warrantholder;

Y        =      the number of Warrant Shares with respect to which the Warrant is being exercised;

A        =the Market Price as of the Date of Exercise; and

B        =the Exercise Price.

“Market Price” of a share of Common Stock on any date shall mean, (i) if the shares of Common Stock are listed on the NASDAQ Stock Market, the official closing price reported on that date; (ii) if the shares of Common Stock are no longer listed on the NASDAQ Stock Market and are listed on any other national securities exchange, the last sale price of the Common Stock reported by such exchange on that date; (iii) if the shares of Common Stock are not listed on any such exchange and the shares of Common Stock are traded in the over-the-counter market, the last price reported on such day by the OTC Bulletin Board; (iv) if the shares of Common Stock are not listed on any such exchange or quoted on the OTC Bulletin Board, then the last price quoted on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); or (v) if none of clauses (i)-(iv) are applicable, then as determined in good faith by the Company’s Board of Directors (the “Board of Directors”).

“Date of Exercise” means the date on which the Company has received from Warrantholder the completed and executed Exercise Notice.

(c)   Limitations on the Number of Shares Issuable.  Notwithstanding anything herein to the contrary, the Company shall not issue to the Warrantholder any Warrant Shares to the extent that, after giving effect to such issuance, the Warrantholder (together with any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Warrantholder, as such terms are used in and construed under Rule 144 under the Securities Act and the rules and regulations promulgated thereunder - each an “Affiliate”) would (i) beneficially own shares of Common Stock in excess of 19.9% of the shares of Common Stock outstanding (immediately after giving effect to such issuance) or (ii) control in excess of 19.9% of the total voting power of the Company’s securities outstanding (immediately after giving effect to such issuance) that are entitled to vote on a matter being voted on by holders of Common Stock, unless and until the Company obtains shareholder approval permitting such issuances in accordance with applicable rules of the NASDAQ Stock Market; provided, however, that such limitations on issuance shall not apply to any exercise of this Warrant in connection with and subject to completion of the following if, upon completion, the Warrantholder and its Affiliates would not exceed the specified limits:  (i) any offering of securities by the Company or its shareholders (including, without limitation, the Warrantholder); and (ii) a bona fide third party tender offer for the Company securities.  For purposes of this Section 3(c), beneficial ownership shall (x) exclude such number of shares of Common Stock that would be issuable upon exercise or conversion of the unexercised or non-converted portion of any securities of the Company (including, without limitation, options, warrants and convertible securities such as convertible promissory notes) except for a limitation on conversion or exercise analogous to the limitation contained in the first sentence of this Section 3(c) and (y) otherwise be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (and the rules promulgated thereunder).  [Note:  If the limitation contained in the first sentence of this Section 3(c) applies to any exercise of this Warrant, then the Company shall nonetheless issue to the Warrantholder such securities as may be issued below the limitation.]  Upon the written request of the Warrantholder, the Company shall within two (2) business days confirm in writing to the Warrantholder the number of shares of Common Stock then outstanding.

4.   Company Call Right; Redemption. Notwithstanding any other provision contained in this Warrant to the contrary, if the shares of Common Stock trade on the Nasdaq Capital Market, or any other trading market on which the shares of Common Stock are then traded, with a per share closing price on the trading day of at least $10.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) for at least twenty (20) consecutive trading days, then the Company, upon thirty (30) days prior written notice (the “Notice Period”) given to the Warrantholders within thirty (30) days of the occurrence of the triggering event, may call the Warrants, in whole or in part, at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to the Warrants called for redemption.  The Warrantholder shall have the right to exercise the Warrants prior to the end of the Notice Period.  As of the last day of the Notice Period, any Warrants timely and validly called for redemption by the Company shall terminate and permanently cease to be exercisable and the Warrantholders shall then be entitled only to receive the redemption price.

5.   Compliance with Securities Laws. This Warrant may only be exercised by the Warrantholder in accordance with applicable securities laws.  The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

6.   Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.  The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

7.   Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

8.   Reservation of Common Stock. At any time when this Warrant is exercisable, the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 8, out of the authorized and unissued shares of Common Stock, at least a number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding.  The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

9.   Adjustments.

(a)   If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above.  Such adjustments shall be made successively whenever any event listed above shall occur.

(b)   If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant.  The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c)   In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date.

(d)   An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e)   In the event that, as a result of an adjustment made pursuant to this Section 9, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

10.         Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant.  If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 10, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price (determined in accordance with Section 3(b)) of such fractional share of Common Stock on the date of exercise.

11.         Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

12.         Notices to Warrantholder.

(a)   Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

(b)   The Company hereby covenants to the Warrantholder that, from the date hereof and for so long as this Warrant remains not fully exercised, it shall give written notice promptly to the Warrantholder upon the happening of any of the following events: (i) the admission in writing by the Company of its insolvency; (ii) the commission of any voluntary act of bankruptcy by the Company; (iii) the execution by the Company of a general assignment for the benefit of creditors; (iv) the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more; (v) the appointment of a receiver or trustee to take possession of the property or assets of the Company; (vi) any dissolution of the Company; (vii) the adoption by the Company of any plan of liquidation; (viii) the sale by the Company of all or substantially all of its assets; or (ix) the commencement against the Company of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

13.         Identity of Transfer Agent. The Transfer Agent for the Common Stock is Continental Stock Transfer & Trust, 17 Battery Place, New York, New York 10004.  Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

14.         Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given and received as hereinafter described (i) if given by personal delivery, then such notice shall be deemed received upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed received upon receipt of confirmation of complete transmittal, (iii) if given by certified mail return receipt requested, then such notice shall be deemed received upon the day such return receipt is signed, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier.  Copies of such notices shall also be transmitted by email.  All notices shall be addressed as follows:  if to the Warrantholder, at the address as follows, or at such other address as the Warrantholder may designate by ten days’ advance written notice to the Company:

_______________________
_______________________
_______________________
Fax: ___________________
Email:  _________________

if to the Company, at the address as follows, or at such other address as the Company may designate by ten days’ advance written notice to the Warrantholder:

Opexa Therapeutics, Inc.
2635 Technology Forest Blvd.
The Woodlands, Texas 77381
Attention: President
Fax: (281) 872-8585

15.         Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and permitted assigns hereunder.

16.         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

17.         No Rights as Shareholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a shareholder of the Company by virtue of its ownership of this Warrant.

18.         Amendment; Waiver. Any term or provision of this Warrant may be amended or waived upon the written consent of the Company and the Warrantholder.

19.         Remedies; Other Obligations; Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Warrantholder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Warrantholder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Warrantholder shall be entitled, in addition to all other available remedies, an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

20.         Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

OPEXA THERAPEUTICS, INC.

By:
Name:	Neil K. Warma
Title:	President and Chief Executive Officer

[signature Page to Warrant]

APPENDIX A

EXERCISE NOTICE
OPEXA THERAPEUTICS, INC.

The undersigned holder hereby exercises the right to purchase ____________ of the shares of Common Stock (“Warrant Shares”) of Opexa Therapeutics, Inc, a Texas corporation (the “Company”), evidenced by the attached Series J Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the aggregate Warrant Price shall be made as:

_______	a “Cash Exercise” with respect to _________ Warrant Shares; and/or

_______	a “Cashless Exercise” with respect to _______ Warrant Shares.

2.  Payment of Warrant Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the aggregate Warrant Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The holder requests that the Company deliver the Warrant Shares in the name of the undersigned holder (or in the name of ______________________ in accordance with the terms of the Warrant) by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

Date: ____________ __, 20____

_______________________________
    Name of Registered Holder

By: _______________________________________
Printed Name: _______________________________
Title (if applicable): ___________________________
Entity Name (if applicable): _____________________

APPENDIX B

Representations and Warranties

The Warrantholder represents and warrants to the Company that:

●
Purchase Entirely for Own Account.  The Warrant and the securities to be received by the Warrantholder pursuant to the Warrant (the “Securities”) is being/will be acquired for the Warrantholder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Warrantholder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Warrantholder’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws.

●
Investment Experience.  The Warrantholder acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

●
Disclosure of Information.  The Warrantholder has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the Securities.

●
Restricted Securities.  The Warrantholder understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Warrantholder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Warrantholder acknowledges that the Securities have not been registered under the Securities Act or registration or qualified under any applicable blue sky laws in reliance, in part, on the representations and warranties herein.

●	Legends. The Warrantholder understands that certificates evidencing the Securities may bear the following or any similar legend:

●
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.”

●	If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

●	Accredited Investor. The Warrantholder is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

●
No General Advertisement.  The Warrantholder did not learn of the investment in the Securities as a result of any public solicitation or advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.

●
Brokers and Finders.  No person or entity will have any valid right, interest or claim against or upon the Company or the Warrantholder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Warrantholder.

13